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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports dated March 30, 2001, and all references to our firm included in or made a part of this registration statement.

                                                             ARTHUR ANDERSEN LLP


Jackson, Mississippi
April 25, 2001